Exhibit 99.2

Item 9.01

Audited consolidated balance sheets of Nexaira Inc. and Subsidiary as of October 31, 2008 and 2007 and the related audited consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows and each of the two years in the period ended October 31, 2008.

The unaudited consolidated interim balance sheet of Nexaira Inc. as at July 31, 2009  and unaudited consolidated statements of operations and cash flows for the nine months ended July 31, 2009 and 2008, are included as Note 14 to these audited consolidated statements.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

NexAira, Inc.

San Diego, California

We have audited the accompanying consolidated balance sheets of NexAira Inc. and Subsidiary as of October 31, 2008 and 2007 and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the two years in the period ended October 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NexAira, Inc. and subsidiary at October 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations and has negative cash flow from operations, a working capital and a net capital deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

San Diego, California

December 14, 2009

NEXAIRA INC. AND SUBSIDIARY

Consolidated Balance Sheets

	October 31,
ASSETS	2008	2007

Current assets:
Cash and cash equivalents	$421,700	$1,174,541
Accounts receivable, net	1,132,588	1,917,599
Inventories, net	1,445,465	2,558,624
Income tax receivable	110,140	-
Prepaids and other current assets	103,339	316,052
Total current assets	3,213,232	5,966,816
Property and equipment, net	290,591	114,389

Other assets:
Software development costs	315,817	-
Patents and trademarks	22,921	-
Security deposit	10,157	11,388

Total other assets	348,895	11,388

TOTAL ASSETS	$3,852,718	$6,092,593

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Bridge credit facility	$500,000	$-
Convertible debenture	481,183	1,000,000
Accounts payable	1,432,626	3,346,222
Accrued expenses and other current liabilities	300,754	503,585
Current portion of long-term debt	27,609	33,360
Total current liabilities	2,742,172	4,883,167
Long-term debt	75,389	154,667
Notes payable to shareholders	-	162,994
Deferred tax liabilities	-	31,000
TOTAL LIABILITIES	2,817,561	5,231,828

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value:
Authorized shares – unlimited
Issued and outstanding – 8,851,007 and 5,500,202,
respectively	1,498,415	339,244

Retained (deficit) earnings	(450,508)	580,486
Other comprehensive loss:
Foreign exchange translation	(12,750)	(58,965)

LIABILITIES AND SHAREHOLDERS’ EQUITY	1,035,157	860,765
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,852,718	$6,092,593

See Accompanying Notes to Consolidated Financial Statements

NEXAIRA INC. AND SUBSIDIARY

Consolidated Statements of Operations

	For the Year Ended October 31,

	2008	2007
Revenues:
Products	$11,890,562	$11,428,457
Services	238,290	1,197,439
Total revenues	12,128,852	12,625,896
Cost of revenues:
Products	9,512,473	9,247,555
Services	219,021	728,162
Total cost of revenues	9,731,494	9,975,717
Gross profit	2,397,358	2,650,179
Operating expenses:
Research and development	440,170	283,804
Selling, general and administrative	3,067,033	2,031,225
Total operating expenses	3,507,203	2,315,029
(Loss) income from operations	(1,109,845)	335,150

Other (expense) income:
Interest and other income	127,845	235,634
Interest and other expense	(144,263)	(82,718)
Total other (expense) income	(16,418)	152,916
(Loss) income from operations before income taxes	(1,126,263)	488,066
Income tax (benefit) provision	(95,269)	147,620
Net (loss) income	$(1,030,994)	$340,446

Per share data:
Weighted average shares outstanding used in computation of basic and diluted net (loss) income per share:
Net (loss) income per share:
Basic and diluted	7,315,221	5,323,117

Net (loss) income per share:
Basic and diluted	$(0.14)	$0.06

See Accompanying Notes to Consolidated Financial Statements

NEXAIRA INC. AND SUBSIDARY

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended October 31, 2008 and 2007

			Accumulated
			Other
				Retained		Comprehensive
	Common		Comprehensive	Earnings		Income
	Stock	Amount	Income (Loss)	(Deficit)	Total	(Loss)

BALANCE OCTOBER 31, 2006	5,250,200	$189,244	$(3,059)	$240,040	$426,225
Conversion of convertible debenture into common stock	250,002	150,000			150,000
Net income				340,446	340,446	$340,446
Foreign currency translation			(55,906)		(55,906)	(55,906)
Total comprehensive income						$284,540
BALANCE OCTOBER 31, 2007	5,500,202	339,244	(58,965)	580,486	860,765

Conversion of convertible debenture into common stock	3,225,807	1,000,000			1,000,000

Issuance of additional shares in connection with repricing shares previously issued in conversion of convertible loans	124,998

Issuance of stock options in connection with amendment of convertible debenture		28,000			28,000
Stock-based compensation		131,171			131,171
Net loss				(1,030,994)	(1,030,994)	$(1,030,994)
Foreign exchange translation			46,215		46,215	46,215
Total comprehensive loss						$(984,779)
BALANCE OCTOBER 31, 2008	8,851,007	$1,498,415	$(12,750)	$(450,508)	$1,035,157

See Accompanying Notes to Consolidated Financial Statements

NEXAIRA INC. AND SUBSIDARY

Consolidated Statements of Cash Flows

For the Years Ended October 31, 2008 and 2007

	For the Year Ended October, 31
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(1,030,994)	$340,446
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	104,519	33,191
Loss on disposal of fixed assets	6,202	-
Provision for bad debts	183,543	7,210
Provision for inventory obsolescence	29,802	46,780
Warranty reserve	45,000	-
Stock-based compensation expense	131,171	-
Accretion of discount on debt	9,183	-
Change in deferred taxes	(6,000)	6,000
Changes in operating assets and liabilities:
Accounts receivable	496,281	(1,095,620)
Inventories	1,083,357	(2,109,167)
Income tax receivable	(110,140)	-
Prepaids and other current assets	166,481	(255,990)
Security deposit	1,231	6,620
Accounts payable	(1,913,596)	2,626,117
Accrued expenses and other current liabilities	(247,831)	163,973
Net cash used in operating activities	(1,051,791)	(230,440)
Cash flows from investing activities:
Purchases of property and equipment	(249,863)	(127,769)
Software development costs	(315,817)	-
Patents and trademarks	(22,921)	-
Net cash used in investing activities	(588,601)	(127,769)

Cash flows from financing activities:
Net proceeds from convertible debenture	464,332	951,580
Net proceeds from bridge credit facility	500,000	-
Repayment of long-term debt	(85,029)	(32,746)
Repayment of notes payable to shareholders	(37,967)	(10,626)

Net cash provided by financing activities	841,336	908,208

Effect of exchange rate changes on cash	46,215	(36,229)
Net (decrease) increase in cash and cash equivalents	(752,841)	513,770

Cash and cash equivalents at beginning of period	1,174,541	660,771

Cash and cash equivalents atend of period	$421,700	$1,174,541

See Accompanying Notes to Consolidated Financial Statements

NEXAIRA INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

For the Years Ended October 31, 2008 and 2007

1.

THE COMPANY

Nexaira Inc. (the “Company”) incorporated as M2M Wireless Ltd on November 11, 2004 under the Alberta, Canada Business Corporations Act. On June 8, 2005 the Company incorporated its wholly-owned subsidiary in the State of California under the name Nexaira, Inc., and effected a name change of its Canadian parent corporation to Nexaira Inc. effective December 12, 2005 to better reflect its business and marketing opportunities.    The Company is headquartered in Vancouver, British Columbia Canada and its principal operations are located in San Diego, California.  The Company develops and distributes 3G mobile wireless broadband and router solutions, as well as communications software to wireless operators, distributors, original equipment manufacturers (OEMs), and vertical markets worldwide. The Company also provides customization services, marketing tools, provisioning and airtime activations based on individual customer needs.   The Company is on the worldwide web at www.nexairawireless.com.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying consolidated financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern.  The Company has experienced a decline in revenues, and has negative cash flows from operations, which raise substantial doubt about the Company's ability to continue as a going concern.  The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion.  As discussed in Note 6 – Bridge Credit Facility and Convertible Debenture, the Company has obtained funds from related parties since its inception through the date of this report. Management believes this funding  will  continue,  and  is  also  actively  seeking  new  investors. Management  believes  the existing  shareholders  and prospective  new investors  will provide the  additional  cash needed to meet the  Company's obligations as they become due, and will allow the  development of its core business.

Liquidity

Recent tightening of the credit markets and unfavorable economic conditions has led to a low level of liquidity in many financial markets and extreme volatility in the credit and equity markets.  As contemplated by the share exchange agreement, described below, entered into on September 28, 2009, management expects to access the equity markets to raise cash in the near future.  The Company plans to raise $3 to $5 million within the next six months through equity financing.   However, there is no assurance that the Company will be successful in securing additional capital.   In addition, if signs of improvement in the global economy do not progress as expected and the economic slowdown continues or worsens, the Company’s business, financial condition, cash flows and results of operations will be adversely affected. If that happens, the Company’s ability to access the capital or credit markets may worsen and it may not be able to obtain sufficient capital to satisfy or refinance all of its outstanding debt obligations as the obligations are required to be paid.  The Company is dependent on the continued financial support of its principal shareholder and convertible debenture investor.  If the Company is unable to achieve projected operating results and/or obtain the additional contemplated financing, management will be required to curtail growth plans and scale bank planned development activities.  Should the Company not be able to identify new capital required to it would have to renegotiate the terms of its existing loan agreements with a supplier and related parties.  The Company will be required to consider strategic and other alternatives, including, among other things, the sale of assets to generate funds, the negotiation of revised terms of its indebtedness, additional exchanges of its existing indebtedness obligations for new securities and additional equity offerings. The Company has retained financial advisors to assist it in considering these strategic, restructuring or other alternatives. There is no assurance that the Company will be successful in completing any of these alternatives.  The Company’s failure to satisfy or refinance any of its indebtedness obligations as they come due, including through additional exchanges of new securities for existing indebtedness obligations or additional equity offerings, including through additional exchanges of new securities for existing indebtedness obligations or additional equity offerings, will result in a default and potential acceleration of its remaining indebtedness obligations and will have a material adverse effect on its business.

Share Exchange Agreement

On September 28, 2009, the shareholders of the Company entered into a share exchange agreement with Technology Publishing, Inc. (“TPI”), a company publicly traded on the Over-the-Counter Bulletin Board (OTCBB) and its wholly-owned subsidiary, Westside Publishing Ltd, a private Canadian based company under common control, whereby the Company merged with and into TPI, with the Company remaining as the surviving corporation.   For financial statement reporting purposes, the merger was treated as a reverse acquisition with the Company deemed the accounting acquirer and TPI deemed the accounting acquiree under the purchase method of accounting in accordance with ASC 805-10-40, Business Combinations – Reverse Acquisitions.  The reverse merger is deemed a recapitalization and the net assets of the Company (the accounting acquirer) are carried forward to TPI (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilizes the capital structure of TPI and the assets and liabilities of the Company which are recorded at historical cost.  The equity of TPI is the historical equity of the Company retroactively restated to reflect the number of shares issued by TPI in the transaction.

Effective October 26, 2009 the merger was completed with TPI, a Nevada Corporation which was incorporated solely to effect a change in TPI’s name from “Technology Publishing, Inc.” to “Nexaira Wireless, Inc.”.  The name change became effective with the OTCBB at the opening for trading on November 2, 2009 under the new stock symbol “NXWI”.

In connection with the closing of the share exchange agreement, the officers of TPI resigned, with the Company’s officers and directors duly appointed.    Also See Note 13 – Subsequent Events.

2.

SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America and include the accounts of the Company, and its wholly-owned subsidiary, Nexaira, Inc., a California Corporation.   All significant intercompany accounts and transactions have been eliminated.

Foreign Currency

The functional currency of the Company’s Canadian operations is the Canadian dollar.  Assets and liabilities of the Company’s Canadian operations are translated into U.S. dollars at end-of-period exchange rates. Revenues and expenses are translated at average exchange rates in effect for the period. Net currency exchange gains or losses resulting from such translations are excluded from net income and are accumulated in a separate component of shareholders’ equity as accumulated other comprehensive income (loss). Gains and losses resulting from foreign currency, which are not significant, are included in the consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management include revenue recognition estimates, the valuation of deferred income tax assets, the valuation of equity instruments, and the allowance for doubtful accounts, inventory obsolescence, and warrants.

Revenue Recognition

The Company recognizes revenue, net of sales tax, when all four basic criteria are met: 1) there is evidence that an arrangement exists; 2) delivery has occurred; 3) the fee is fixed or determinable; and 4) collectability is reasonably assured.  In addition, the Company does not recognize revenue until all customers’ acceptance criteria have been met, which are generally met at the time of product shipment.  Revenue recognition related to customization services, which include customizing device profile and configuration profile settings for customer unique carrier networks, is recognized when services are performed.  In accordance with ASC 605-45 (Emerging Issues Task Force (EITF) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs), the Company includes shipping and handling fees billed to customers in net revenues. Amounts incurred by the Company for freight are included in cost of goods sold.

Computation of Income and Loss per Share

The Company computes income and loss per share in accordance with ASC 260, previously SFAS No. 128, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Fair Value of Financial Instruments

The Company has adopted and follows ASC 820-10, “Fair Value Measurements and Disclosures” for measurement and disclosures about fair value of its financial instruments.  ASC 820-10 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by ASC 820-10 are:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820-10, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.  The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepaids and other current assets,  and other assets, accounts payable, accrued expenses, accrued interest, taxes payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments.  The Company’s notes payable to shareholders, long-term debt, bridge credit facility and convertible debenture approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at October 31, 2008 and 2007.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at October 31, 2008, nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable, revenue and suppliers.

The Company’s cash and cash equivalents are placed at financial institutions of high credit standing, which at times, may exceed federally insured limits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.   Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 raised the Federal Deposit Insurance Corporation deposit coverage limits to $250,000 per owner from $100,000 per owner. This program is currently available through December 31, 2009.   The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

The Company provides products and services to a variety of customers worldwide.  Concentration of credit risk with respect to revenues and trade receivables is limited due to the geographic and industry dispersion of the Company’s customer base. The Company has not experienced significant credit losses on its customer accounts.  A small number of customers has typically accounted for a large percentage of the Company’s annual revenues.  Two customers accounted for 11% and 10%, respectively, of the Company’s revenues for the year ended October 31, 2008.   For the year ended October 31, 2007, one customer accounted for 11% of the Company’s revenues.    For the years ended October 31, 2008 and 2007, four and two customers, respectively, accounted for 53% and 40%, respectively, of outstanding accounts receivable.

In 2008 and 2007, The Company relied on four and two suppliers, respectively, to provide 90% and 91% of total inventory purchases for the years ended October 31, 2008 and 2007, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of 90 days or less to be cash equivalents.  Cash and cash equivalents consist of cash on hand and in banks, and credit card receivables.

 Accounts Receivable

Accounts receivable are recorded at the invoice amount at the time of sale.  The Company continually monitors the collectability of its trade receivables based on a combination of factors.  The Company records specific allowances for bad debts in selling, general and administrative expense when the Company becomes aware of a specific customer’s inability to meet its financial obligation, and all collection efforts are exhausted.   As of October 31, 2008 and 2007, the allowance for doubtful accounts was $183,543 and $7,210, respectively.

Inventories

Inventories consist of 3G mobile broadband routers, PC cards, modems and other accessories, and are carried at the lower of average cost, determined on a first-in-first-out (FIFO) basis, or market.    The Company reviews inventory for significant average cost variances over market on a quarterly basis.  The Company also writes down inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.  If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.  As of October 31, 2008 and 2007, inventory obsolescence reserve totaled $49,248 and $46,780, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method, generally over the following periods:

Period
Computer equipment and related	3 years
Computer software and website development costs	3 years
Office and lab equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	Based on lease term, or the lesser of the remaining lease term

Improvements to leased property are amortized using the straight-line method over the lesser of the remaining term of the lease or the estimated useful lives of the improvements. Direct external and internal costs of developing software for the Company’s website, as well as accounting software for internal use, are capitalized, and depreciated when placed into service.   Expenditures for ordinary repairs and maintenance are expensed as incurred.

Impairment of Long-Lived Assets

In accordance with Statement of ASC 360-10-35, Property, Plant and Equipment – Subsequent Measurement, the Company reviews the carrying value of its long-lived assets, which includes property and equipment, and intangible assets (other than goodwill) annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  The estimate of cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to, among other things, technological changes, economic conditions, changes to the business model or changes in operating performance. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, an impairment loss will be recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined using available market data, comparable asset quotes and/or discounted cash flow models.   Management conducted an evaluation of long-lived assets and determined no impairments currently exist.

Research and Development Costs

Internal costs relating to research and development costs incurred for new software products and enhancements to existing products, other than certain software development costs that qualify for capitalization, are expensed as incurred.

Software Development Costs

The Company capitalizes software development costs in accordance with ASC 985-20 (SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed).   Software development costs consist of labor and overhead costs related to development of the Company’s suite of NexWare™ firmware for the Company’s suite of wireless routers.  Software development costs are capitalized when technological feasibility and marketability of the related product has been established.  On June 1, 2008, the Company established technological feasibility upon successful completion and testing of the Company’s first working router product pilot firmware program.   Capitalized software costs will be amortized on a product-by-product basis, beginning when the product is available for general release to customers.   For the years ended October 31, 2008 and 2007, the Company capitalized $315,817 and $0, respectively, in connection with software development costs.   Interest in the amount of $36,293 was capitalized and included in software development costs for the year ended October 31, 2008.  General release of the Company’s software product is expected to occur at the end of February 2010.  Therefore, no amortization expense has been was recorded to date.

Intangible Assets

Intangible assets, consisting principally of patents and trademarks, are accounted for in accordance with ASC 350.30, formerly known as SFAS No. 142, Goodwill and Other Intangibles.  Intangible assets that have finite lives are amortized using the straight-line method over their estimated useful lives, which range from three to fifteen years.

Warranty Reserves

The Company’s wireless router products typically carry a one year warranty.  Reserves are established for estimated product warranty costs at the time revenue is recognized. Although the Company engages in extensive product quality programs and processes, its warranty obligation is affected by product failure rates, use of materials and service delivery costs incurred in correcting any product failure.  The Company calculates a warranty provision using historical data to estimate the percentage of its wireless router products will require repairs or replacements during the warranty period.   Management reviews and updates its estimates as actual warranty expenditures change over the product’s life cycle.     Should actual product failure rates, use of materials or service delivery costs differ from the Company’s estimates, additional warranty reserves could be required, which could reduce gross margin.  As of October 31, 2008, warranty reserves included in accrued expenses and other current liabilities totalled $45,000.  No warranty reserve was recorded for the year ended October 31, 2007 based on the Company’s historical experience with returned products during that period.

Advertising Expense

The Company expenses all advertising costs as they are incurred.  Advertising expense for the years ended October 31, 2008 and 2007 totalled $12,537 and $15,561, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740-10, Income Taxes. Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates.  At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

In fiscal year 2008, the Company adopted amendments under ASC 740-10-50, Accounting for Uncertain Tax Positions, formerly Financial Accounting Standards Board Interpretation No. 48 (“FIN 48”), which clarify the accounting for uncertainty in tax positions recognized in the financial statements. Under these provisions, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The related amendments also provide guidance on measurement, classification, interest and penalties associated with tax positions, and income tax disclosures.

The Company is subject to taxation in the U.S., Canada, and various state jurisdictions. The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in various taxing jurisdictions. If, based on new facts that arise within a period, management ultimately determines that the payment of these liabilities will be unnecessary, the liability will be reversed and the Company will recognize a tax benefit during the period in which it is determined the liability no longer applies. Conversely, the Company records additional tax charges in a period in which it is determined that a recorded tax liability is less than the ultimate assessment is expected to be.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., Canadian taxes, or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities. Interest and penalties are included in tax expense.

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of ASC 718, Stock Compensation, which establishes the accounting for share-based awards and the inclusion of their fair value in net earnings in the respective periods the awards were earned. Consistent with the provisions of ASC 718, the Company estimates the fair value of stock options and shares issued under its employee stock purchase plan using the Black-Scholes option-pricing model.  Fair value is estimated on the date of grant and is then recognized (net of estimated forfeitures) as expense in the Consolidated Statement of Operations over the requisite service period (generally the vesting period).

ASC 718 requires companies to estimate the fair value of stock-based compensation on the date of grant using an option-pricing model. The Company uses the Black-Scholes model to value stock-based compensation.  The Black-Scholes model determines the fair value of stock-based payment awards based on the stock price on the date of grant and is affected by assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Although the fair value of stock options granted by the Company is determined in accordance with ASC 718 and Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, (“SAB 107”) as amended by SAB No. 110, using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

The fair value of the options granted in 2008 is estimated using the Black-Scholes option-pricing model assumptions listed in the following table:

Dividend yield	0%
Expected volatility	50% – 60%
Risk free interest rate	2.89%
Expected lives	3 years
Expected forfeitures	10% - 33%

Compensation Amortization Period.  All stock-based compensation is amortized over the requisite service period of the awards, which is generally the same as the vesting period of the awards. The Company amortizes the fair value on a straight-line basis over the expected service period, less estimated forfeitures.

Expected Life.  The expected life of stock options granted represents the expected weighted average period of time from the date of grant to the estimated date that the stock option would be fully exercised.

Expected Volatility.  Expected volatility is a measure of the amount by which the stock price is expected to fluctuate. Due to limited volatility history, the Company estimates the expected volatility of its stock options at their grant date by equally weighting the historical volatility of four similar public companies.

Risk-Free Interest Rate.  The risk-free interest rate is the implied yield currently available on zero-coupon government issues with a remaining term equal to the expected life.

Expected Dividends.  The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero percent in valuation models.

Expected Forfeitures.  As stock-based compensation expense is based on awards that are ultimately expected to vest, it should be reduced for estimated forfeitures.  ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Pre-vesting forfeitures rates were based upon the average of expected forfeitures data using the Company’s current demographics and standard probabilities of employee turnover and the annual forfeiture rate based on the Company’s historical forfeiture rates.

The Company retained an independent valuation firm to analyze its valuation methodology of the fair market value used in determining compensation expense under ASC 718.  The independent valuation firm supported management’s assumptions that the fair market value of the Company’s common stock was reasonable.

ASC 718 is expected to have a significant adverse impact on the Company’s reported results of operations, although it will have no impact on its overall liquidity position. The amount of unearned stock-based compensation currently estimated to be expensed from now through fiscal 2012 related to unvested share-based payment awards at October 31, 2008 is $160,429. The weighted-average period over which the unearned stock-based compensation is expected to be recognized is approximately 2.75 years. If there are any modifications or cancellations of the underlying unvested securities, the Company may be required to accelerate, increase or cancel any remaining unearned stock-based compensation expense.  The Company modified the exercise price of these outstanding options in March 2009.  The additional incremental expense related to the modification was expensed over the remaining term.  See Note 13 – Subsequent Events.  Future stock-based compensation expense and unearned stock-based compensation will increase to the extent that the Company grants additional equity awards or assumes unvested equity awards in connection with acquisitions.

Segments of a Business Enterprise

The Company currently operates in one reportable operating segment.  ASC 250, formerly SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the way public business enterprises report information about operating segments in annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports.  ASC 250 also establishes standards for related disclosures about products and services, geographic areas and major customers.  Although the Company had two operating segments at October 31, 2008, under aggregation criteria set forth in ASC 250, the Company operates in only one reportable operating segment.

Under ASC 250, two or more operating segments may be aggregated into a single operating segment for financial reporting purposes if aggregation is consistent with the objective and basic principles of ASC 250, if the segments have similar economic characteristics, and if the segments are similar in each of the following areas:

-	the nature of products and services;
-	the nature of the production processes;
-	the type or class of customer for their products and services; and
-	the methods used to distribute their products or provide their services.

Because the Company meets each of the criteria set forth in ASC 250 and the two operating segments as of October 31, 2008 share similar economic characteristics, the Company aggregates its results of operations into one reportable operating segment.   The Company’s revenues are derived from geographic locations primarily located in the United States and Canada.

Recent Accounting Pronouncements

In September 2009, Financial Accounting Standards Board (“FASB”) issued ASC 605-25, Revenue Recognition - Multiple-Deliverable Revenue Arrangements. This guidance addresses how to separate deliverables and how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning after December 15, 2009 but may be early adopted as of the beginning of an annual period. The Company is currently evaluating the effect that this guidance will have on its consolidated financial position and results of operations.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162, now referred to as ASC 105-10, Generally Accepted Accounting Principles.    The FASB Accounting Standards Codification (“Codification”) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 30, 2009.  The adoption of this statement did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued SFAS No. 165, later codified in ASC 855-10, Subsequent Events. ASC 855-10 establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855-10 did not have a material effect on the Company’s consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position No. 107-1 and APB Opinion No. 28-1 (FSP 107-1 and APB 28-1), later codified in ASC 825-10-65-1,Interim Disclosures about Fair Value of Financial Instruments. FSP 107-1 and APB 28-1 require fair value disclosures in both interim, as well as annual, financial statements in order to provide more timely information about the effects of current market conditions on financial instruments. FSP 107-1 and APB 28-1 became effective for the Company in the quarter ended July 31, 2009, and their adoption did not have a material impact on the Company's consolidated financial statements.

In June 2008, the EITF ratified EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, now referred to as ASC 815-40-15. ASC 815-40-15 provides guidance in assessing whether derivative instruments meet the criteria in paragraph 11(a) of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, now referred to as ASC 815, for being considered indexed to an entity’s own common stock. ASC 815-40-15 is effective for fiscal years beginning after December 15, 2008. We have completed our evaluation of the impact of ASC 815-40-15 and believe the impact will be immaterial based on the nature of our derivative and hedging activities.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets, now referred to as FASB ASC 350-30-65-1. It amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Intangible Assets, now referred to as ASC 350. ASC 350-30-65-1 is effective for fiscal years beginning after December 15, 2008 and may not be adopted early. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133, now referred to as ASC 815. ASC 815 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  ASC 815 is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No.141R, Business Combinations, now referred to as ASC 805. ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate and financial effects of the business combination.  The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements, unless the Company enters into a material business combination transaction.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, now referred to as ASC 810. ASC 810 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

3.

SUPPLEMENTAL BALANCE SHEET INFORMATION

Inventories:

Inventories consist of the following:

	October 31,
	2008	2007

Broadband cards	$648,768	$1,658,181
Modules	367,313	772,481
Routers	428,898	126,150
Accessories and branding collateral	49,734	48,592
	1,494,713	2,605,404
Less allowance for obsolescence	(49,248)	(46.780)
	$1,445,465	$2,558,624

Property and equipment:

Property and equipment consist of the following:

	October 31,
	2008	2007

Computer equipment and related	$156,143	$69,621
Computer software and website development costs	119,093	15,750
Office and lab equipment	27,665	9,983
Furniture and fixtures	38,492	31,805
Leasehold improvements	15,468	9,669
	356,861	136,828
Less accumulated depreciation and amortization	(66,270)	(22,439)
	$290,591	$114,389

Depreciation expense for the years ended October 31, 2008 and 2007 totaled $49,132 and $19,730, respectively.

4.

SUPPLEMENTAL CASH FLOW INFORMATION

	For the Year Ended October 31,
	2008	2007
SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for interest	$119,627	$58,103

Cash paid for income taxes	$142,388	$2,620

Non-cash financing activities:

Conversion of convertible debenture into common stock	$1,000,000	$150,000

Accounts receivable, property and equipment, and prepaids transferred to shareholders in conjunction with repayment of shareholder loans	$125,027	-

Issuance of stock options in connection with amendment of convertible debenture	$28,000	-

5.

NET (LOSS) INCOME PER SHARE

Basic earnings per share (“EPS”) exclude dilution and is computed by dividing net income or loss by the weight-average number of common shares outstanding for the period.   Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.     Potentially dilutive securities, which currently comprise of options and convertible debenture, are excluded from the diluted EPS computation in loss periods and when their exercise price is greater than the market price as their effect would be anti-dilutive.

A reconciliation of weighted-average basic shares outstanding to weighted-average diluted shares outstanding follows:

	For the Year Ended October 31,
	2008	2007

Basic weighted average common shares outstanding	7,315,221	5,323,117

Effect of dilutive securities:
Convertible debenture	-	-
Stock options	-	-

Diluted weighted average common and potential common shares outstanding	7,315,221	5,323,117

As of October 31, 2008, shares reserved for the convertible debenture and options to purchase common stock totaled approximately 3,733,333 and 3,690,000, respectively, shares were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive.  As of October 31, 2007, 3,733,333 shares were excluded from calculation for shares reserved for the convertible debenture.

6.

BRIDGE CREDIT FACILITY AND CONVERTIBLE DEBENTURE

On June 19, 2007, the Company entered into a Convertible Loan Agreement with 0793296 B.C. Ltd, a related party (the “Lender”), for total borrowings of up to $3,000,000, of which $1,000,000 was advanced under the terms of the agreement on June 19, 2007.    The convertible loan bears interest at 12% per annum, and matured one year from the date of the initial advance, and any subsequent advances thereon.   The Lender had the option to convert all or part of the principal amounts advanced into one share for every $0.80 of the outstanding principal, for total up to 1,250,000 shares of the Company’s common stock.  The convertible loan is secured by principally all of the Company’s assets, including the Company’s 100% ownership interest in its U.S. subsidiary.

On February 28, 2008, the Company entered into Loan Amending Agreement (“Amendment 1”) revising the conversion price of the principal amounts advanced under the Convertible Loan Agreement into one share for every $0.31 of the outstanding principal, for total up to 3,225,806 shares.   Under Amendment 1, the Lender also advanced an additional $500,000 on March 5, 2008.  The additional advance is subject to 12% interest, and is convertible upon the election of the Lender into one share for every $0.50 of the outstanding principal balance and accrued interest thereon.

On March 19, 2008, the Lender converted the original $1,000,000 advanced into 3,225,806 shares of common stock of the Company.

On July 3, 2008, the Company entered into a second Loan Amending Agreement (“Amendment 2”) to provide for a Bridge Credit Facility (“Credit Facility”) for maximum amount available of $500,000. The credit facility bears interest of 12% per annum, and is secured by accounts receivable. The facility was utilized to purchase inventory. Amendment 2 also revised the conversion price of the additional principal advanced and any advances under the Credit Facility, and any accrued interest thereon, at the option of the Lender from one share for every $0.50, as revised in Amendment 1, to $0.45. The Lender advanced $250,000 on July 11, 2008 and September 8, 2008, respectively, for total borrowings outstanding under the Credit Facility of $500,000 as of October 31, 2008.

Under Amendment 2, the Company also granted the Lender an option to purchase up to 400,000 shares of common stock at the exercise price of $0.50 per share. The option expires in two years from the date of Amendment 2.  The Company recognized the fair value of the options granted to the Lender under the Black-Scholes model totaling $28,000 as debt discount.  As of October 31, 2008 total outstanding under the convertible debenture agreement and accretion of debt discount is $481,183 and $9,183, respectively.

On November 7, 2008, the Company entered into a Loan Amending Agreement (“Agreement 3”) converting the Credit Facility totalling $500,000 into a subsequent advance under the terms of the Convertible Loan Agreement.    The Lender is entitled to convert principal and accrued interest thereon into one share of common stock for every $0.31.  In addition, under Amendment 3, the Company cancelled the stock option agreement issued under Amendment 2 on July 3, 2008.  The Company issued a new stock option agreement to purchase up to 645,162 shares of common stock at the exercise price of $0.31.  The option expires two years from date of Amendment 3, or November 7, 2010. See Note 13 – Subsequent Events.

 Management performed an analysis of the convertible debt and the significant transaction dates above in connection with the stock options, and determined the convertible debt did not contain a beneficial conversion feature, as originally issued or amended, and that the fair value of the stock options granted are not material to the consolidated financial statements.

In March 2006 the Company issued 10% Convertible Debentures to various lenders (the “Con Deb Lenders”) for total proceeds of $150,000.   The debentures matured on June 15, 2007.  Under the terms of the Convertible Debenture agreements, the Con Deb Lenders converted the debentures into 250,000 shares of the Company’s common stock at a conversion price equal to $0.60 per share.   On March 19, 2008 the Board of Directors re-priced the shares to a conversion price equal to $0.40 per share and issued 124,998 additional shares to the various Con Deb Lenders.

7.

LONG-TERM DEBT

In March 2006, the Company entered into a term loan agreement with Business Development Bank of Canada (“BDC”) for total borrowings of $224,000 ($250,000 Canadian dollars).  The loan matures in July 2012, calls for monthly principal payments of $2,300 ($2,780 Canadian dollars) and bears interest at the Bank’s Floating Base Rate plus 3% per annum (9% and 11.25% at October 31, 2008 and 2007, respectively).    Two former officers of the Company, whom are currently serving on the board of directors, provided a personal guarantee of the outstanding loan amount. This personal guarantee was lowered to 25% of the total loan amount effective May 7, 2007.  The term loan agreement contains various covenants including requirements for the Company to meet certain financial ratios.

Annual future minimum payments under the Company’s long-term debt agreement with BDC as of October 31, 2008 (U.S. dollars) are as follows:

2009	$27,609
2010	27,609
2011	27,609
2012	20,171
$102,998

8.

SHAREHOLDERS’ EQUITY

The following table summarizes the total shares reserved and available as of October 31, 2008 in connection with the Bridge Credit Facility and Convertible Debenture Agreements as discussed in Note 6 of the Notes to Consolidated Financial Statements:

	Shares Reserved	Revised under Amendment 3 (see Note 14)

Convertible Debenture	1,111,111	1,612,903
Bridge Credit Facility	1,111,111	1,612,903
Amount available for future borrowing	1,111,111	1,612,903
Stock option issued to the Lender	400,000	645,162
	3,733,333	5,483,871

Shares Reserved for Future Issuance

The Company is required to reserve and keep available of its authorized, but unissued shares of common stock an amount sufficient to effect the conversion of the outstanding Convertible Debenture, plus shares granted and available for grant under the Company’s stock option plans.   As of October 31, 2008, shares reserved for future issuance comprised of the following:

Convertible Debenture	3,733,333
Outstanding stock options under the 2007 Executive Stock Option Plan	2,350,000
Outstanding stock options under the 2007 Employee Stock Option Plan	1,340,000
Additional shares available under the option plans	2,810,000
10,233,333

Stock Option Plans

On August 1, 2007, the Company adopted two stock option plans (collectively the “2007 Plans”):

 (i)

the 2007 Employee Stock Option Plan that provides for the granting of up to 4,000,000 shares of common stock to employees and consultants, of which 1,340,000 were granted in 2008 and outstanding as of October 31, 2008; and

(ii)

the 2007 Executive Stock Option Plan that provides for granting of up to 2,500,000 shares of common stock to eligible officers, directors, senior management and consultants of the Company.  Options granted in 2008 and outstanding as of October 31, 2008 under the 2007 Executive Stock Option Plan totaled 2,350,000.

No grants were made for the year ended October 31, 2007 under the 2007 Plans.  The 2007 Plans are administered by the Board of Directors.  At the discretion of the Board of Directors, the Company may from time to time grant options to consultants for services rendered, in lieu of cash payments.  The option price is set by the Board of Directors on the date of the grant.   Options granted to employees may be incentive stock options or nonqualified options.  Options granted to non-employee directors and consultants may only be nonqualified options.  The Board of Directors determine the vesting periods.

The Stock Option Plans provide for the granting of equity awards, including restricted stock and incentive and nonqualified stock options to purchase common stock, to employees, directors, officers and independent consultants of the Company.   Options granted to employees under the 2007 Employee Stock Option Plan generally vest one-third after one year of service, and rateably one-third over the following two years.  Options expire three years from date of grant.    Options granted under the 2007 Executive Stock Option Plan have vesting dates generally over an 18-month period.

A summary of stock option activity for the year ended October 31, 2008 is as follows:

	Number Outstanding	Weighted Average Exercise Price

Options outstanding October 31, 2007	-	-

Granted	4,090,000	$0.41
Exercised	-	-
Cancelled	(300,000)	$0.40

Options outstanding October 31, 2008	3,790,000	$0.41

Options exercisable October 31, 2008	1,663,333	$0.41

On March 17, 2008, the Company entered into a Consulting and Management Services Agreement (the “Consulting Agreement”) with Level 10 Corporate Services, Inc. (“Level 10”).  The Company’s current Chief Financial Officer is also an officer of Level 10.    The Consulting Agreement provided for options to purchase up to 750,000 shares of common stock at the exercise price of $0.31 per share to the Company’s Chief Executive Officer and Chief Financial Officer.  On March 31, 2009, the options were re-priced in connection with the adoption of the 2009 Employee Stock Option Plan.    See Note 9 – Related Parties and below.

On March 31, 2009, the Board of Directors of the Company cancelled all options previously granted under the 2007 Plans, and adopted the 2009 Employee Stock Option Plan providing for granting of up to 6,500,000 stock options to eligible officers, directors, senior management, employees and consultants of the Company.   The new options were re-priced at an exercise price of $0.15, and retained their original issue dates and vesting schedules.  The expiration date of the options was extended two years.  Under ASC 718, the Company measured incremental compensation cost for the replacement stock options as the excess of the fair value of the replacement stock options over the fair value of the cancelled stock option at the cancelation date.   The total compensation cost measured at the date of the cancellation and replacement was recognized as the portion of the grant-date fair value of the original award for which the requisite service is expected to be rendered as of March 31, 2009, plus the incremental cost resulting from the cancellation and replacement.

Stock based compensation expense included in selling, general and administrative expense for the year ended October 31, 2008 totaled $131,171.   On September 28, 2009, pursuant to the Share Exchange Agreement entered into with TPI, the Company approved a Stock Option Plan  (the “New 2009 Plan”) authorizing the grant of up to 15,000,000 stock options, the exercise of which is subject to shareholder approval.  In conjunction with the reverse acquisition with TPI, the New 2009 Plan replaced the 2009 Plans that were approved on March 31, 2009.    Under the terms of the New 2009 Plan, and pursuant to the terms to the Share Exchange Agreement, the Company granted 8,400,000 stock options to its employees, officers, directors, and consultants effective October 8, 2009.     The options vest over periods as determined by the Board of Directors, generally three years.   Also see Note 13 – Subsequent Events.

9.

RELATED PARTIES

Convertible Debenture

On June 19, 2007, the Company entered into a Convertible Loan Agreement with 0793296 B.C. Ltd (the Lender) for total borrowings of up to $3,000,000.   See Note 6 of the Notes to Consolidated Financial Statements.   The Company’s current Chief Financial Officer is an officer of the Lender.

For the years ended October 31, 2008 and 2007, interest expense incurred in connection with the convertible debenture totaled $107,714 and $36,008, respectively.   Interest paid to the Lender was $103,792 and $61,923 for the years ended October 31, 2008 and 2007, respectively.

Consulting Agreement

On March 17, 2008, the Company entered into a Consulting and Management Services Agreement (the “Consulting Agreement”) with Level 10 Corporate Services, Inc. (“Level 10”).  The Company’s current Chief Financial Officer is also an officer of Level 10.    The Consulting Agreement provides for the Company’s Chief Executive Officer and Chief Financial Officer (the “Consultants”) to provide certain management consulting services to the Company.   The Consulting Agreement calls for monthly retainer of $15,000 (approximately $15,000 Canadian Dollars).    The Consulting Agreement also provides for options to purchase up to 750,000 shares of common stock at the exercise price of $0.40 per share to the Company’s Chief Executive Officer and Chief Financial Officer.    See Note 8 – Shareholders’ Equity.

On May 15, 2008, the Consultants were appointed to the Board of Directors of the Company.   On July 22, 2008, the Consultants were also appointed as Officers of the Company.

On June 1, 2008, the Company amended the Consulting Agreement with the Consulting Company, raising the monthly retainer to $24,000 (approximately $25,000 Canadian Dollars). Total payments for management services under the Consulting Agreements for the year ending October 31, 2008 were $180,796 ($185,000 Canadian Dollars).

Effective November 1, 2008 the Board of Directors approved increase of the Consultants’ fee to $35,000 per month.    See Note 13 – Subsequent Events.  The Consultants agreed to defer the increase until additional funding is raised by the Company.

Repayment of Shareholder Loans

On January 3, 2006 the former Officers of the Company entered into an Asset Purchase Agreement whereby the Company assumed the lease for the Canadian facilities and acquired certain assets and customer contracts from its then-Chief Executive Officer and Vice President of Engineering.   The Asset Purchase Agreement was structured as a Section 85 tax deferred transaction under the Canadian Income Tax Act.   Under the terms of the tax-deferred exchange transaction, the Company issued 1,000,000 shares of common stock in connection with the transaction and recorded loans due to the shareholders.

In November 2007, the Company entered into an agreement with its former Chief Executive Officer and Vice President of Engineering to repay shareholder loan balances outstanding totaling $162,994.  In connection with the agreement, the Company transferred Canadian accounts receivables outstanding as of October 31, 2007 totaling $105,187, and, fixed assets and other prepaids totaling $19,840.  The remaining amount of $37,967 was paid in cash to the shareholders in January 2008.

In November 2007, the Company’s former Chief Executive Officer and Vice President of Engineering formed Puracom, an unrelated company.    During the year ended October 31, 2008, the Company retained the services of Puracom for research and development services for total fees of $42,805.

Private Stock Purchase Transaction

On June 11, 2008, the parent company of the Lender (0793296 B.C. Ltd) entered into a private agreement with a former Officer of the Company to purchase his common stock ownership interest in the Company totaling 650,000 shares of the Company’s common stock for total purchase price of $127,000 ($130,000 Canadian Dollars).

10.

INCOME TAXES

The Company recognizes deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes, as appropriate.  Realization of future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate future taxable income.

Significant components of the Company’s deferred tax assets and liabilities for federal and state income taxes as of October 31, 2008 and 2007 are as follows:

	October 31,
	2008	2007

Deferred tax assets:
Net operating loss	$259,000	$-
Stock-based compensation	56,000	-
Provision for inventory obsolescence	21,000	20,000
Warranty reserve	19,000	-
Other	39,000	5,000
	394,000	25,000

Deferred tax liabilities:
Depreciation and amortization	65,000	31,000

Total deferred tax asset (liability)	329,000	(6,000)

Less valuation allowance	(329,000)	-

Net deferred tax asset (liability)	$-	$(6,000)

Deferred:
Federal	$239,000	$(10,000)
State	90,000	4,000
Foreign	-	-
Total deferred tax asset (liability)	329,000	(6,000)

Less valuation allowance	(329,000)	-
Net deferred tax asset (liability)	$-	$(6,000)

Provision for income tax (benefit) expense as of October 31, 2008 and 2007 consists of the following:

	October 31,
	2008	2007
Current:
Federal	$(110,140)	$105,698
State	-	21,036
Foreign	14,871	14,886
Total current tax (benefit) provision	(95,269)	141,620

Deferred:	-	6,000
Income tax (benefit) provision	$(95,269)	$147,620

The income tax provision (benefit) differs from the amount of income tax determined by applying the U.S. federal tax rate to pretax income as of October 31, 2008 and 2007 as follows:

	October 31
	2008	2007
Effective tax rate (benefit):
Federal	(34.0)%	34.0%
State	-	5.8
Change in valuation allowance	31.9	-
Other	(6.3)	(2.8)
	(8.4)%	37.0%

In assessing the realizability of deferred income tax assets, management follows the guidance contained within SFAS No. 109 “Accounting for Income Taxes,” which requires that deferred income tax assets or liabilities be reduced by a valuation allowance, if based on weight of available evidence, considering all relevant positive and negative, objective and subjective evidence, it is “more likely than not” that some portion or all of the deferred income tax assets will not be realized.  The Company’s historical operating losses make it very difficult to meet the “more likely than not” standard required to conclude that its deferred tax assets will be fully utilized.  Therefore, management has concluded to record a valuation allowance equal to the total deferred income tax assets of $329,000 as of October 31, 2009.

The Company adopted the provisions of FIN 48 effective for the first quarter of fiscal year 2008.   The Company does not expect the unrecognized tax benefits to significantly increase or decrease within the next twelve months.  The total amount of unrecognized tax benefits at October 31, 2008 is zero.

As of October 31, 2008, the Company had federal and California net operating loss carryforwards of approximately $575,000 and $706,000, respectively, which will begin to expire in fiscal 2028, respectively.    As of October 31, 2008, the Company had $110,000 income tax receivable related to refunds due from the Internal Revenue Service for income taxes overpaid.

The Tax Reform Act of 1986 contains provisions that limit the federal net operating loss carryforwards that may be used in any given year in the event of specified occurrences, including significant ownership changes.  As a result of these provisions, utilization of net operating losses would be limited in the event of any future significant ownership change.  Such a limitation could result in the expiration of the net operating loss carryforwards before utilization.

11.

COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its facilities totaling approximately 10,000 square feet, under non-cancelable operating leases, with terms ranging from less than one year to January 31, 2010.  Current minimum monthly payments total $10,941 under the lease agreements, with provision for annual increases.

On August 1, 2007, the Company entered into a 12-month residential lease for corporate housing.   The agreement calls for monthly payments of $2,700.    On June 27, 2008, the Company entered into a into a 12-month lease for additional corporate housing calling for monthly payments of $2,950.

Annual future minimum payments under the Company’s operating lease agreements as of October 31, 2008 are as follows:

2009	$135,458
2010	24,162
$159,620

Total rent expense for the years ended October 31, 2008 and 2007 under the Company’s operating lease agreements was $207,057 and $140,125, respectively.

Contingencies

From time to time, the Company becomes involved in various investigations, claims and legal proceedings that arise in the ordinary course of business. These matters may relate to product liability, employment, intellectual property, tax, regulation, contract or other matters. The resolution of these matters as they arise will be subject to various uncertainties and, even if such claims are without merit, could result in the expenditure of financial and managerial resources. While unfavorable outcomes are possible, based on available information, the Company generally does not believe the resolution of these matters will result in a material adverse effect on the business, consolidated financial condition, or results of operations.

12.

401(k) PLAN

Effective January 1, 2008, the Company established a 401(k) defined contribution retirement savings plan under which eligible U.S. employees may choose to defer a portion of their eligible compensation on a pre-tax basis, subject to certain IRS limitations. The 401(k) Plan qualifies under Section 401(k) of the United States Internal Revenue Code of 1986, as amended.  The Company may at its sole discretion match employee contributions.   The Company did not make matching contributions in the year ended October 31, 2008.

13.

SUBSEQUENT EVENTS

The Company has evaluated subsequent events, as defined by SFAS No. 165, “Subsequent Events,” through the date that the financial statements were issued on December 14, 2009.

Share Exchange Agreement - Technology Publishing, Inc.

On September 28, 2009, the shareholders of the Company entered into a Share Exchange Agreement with Technology Publishing, Inc. (“TPI”), a Company publicly traded on the Over-the-Counter Bulletin Board (OTCBB) and its wholly-owned subsidiary, Westside Publishing Ltd, a private Canadian based company under common control, whereby the Company merged with and into TPI, with the Company remaining as the surviving corporation.   For financial statement reporting purposes, the merger was treated as a reverse acquisition with the Company deemed the accounting acquirer and TPI deemed the accounting acquiree under the purchase method of accounting in accordance with ASC 805-10-40, Business Combinations – Reverse Acquisitions.  The reverse merger is deemed a recapitalization and the net assets of the Company (the accounting acquirer) are carried forward to TPI (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilizes the capital structure of TPI and the assets and liabilities of the Company which are recorded at historical cost.  The equity of TPI is the historical equity of the Company retroactively restated to reflect the number of shares issued by TPI in the transaction.

Effective September 29, 2009, the closing date of the transaction:

(i)

TPI acquired all of the issued and outstanding common shares of the Company from its shareholders in consideration of 15,489,262 common shares of TPI on the basis of 1.75 shares for every one share of the Company’s common stock;

(ii)

TPI acquired all of the outstanding warrants of the Company from 039396 B.C. Ltd and 885084 Alberta Inc. in consideration of the granting of 1,575,000 warrants on the basis of 1.75 warrant for every one Nexaira warrant previously issued, with each of the warrants entitling the holder to purchase one share of the common stock;

(iii)

TPI acquired all of the outstanding options of the Company in consideration for granting 9,529,034 options of TPI, on the basis of 1.75 options for every one option of the Company, with each options entitling the holder to purchase one share of the common stock of the Company; and

(iv)

Pursuant to the terms of an assumption agreement, TPI assumed debt in the amount of $1,600,000 owed by the Company to 0793296 B.C. Ltd, being a portion of a convertible debenture in the principal amount of $1,950,000 owed by the Company to 0793296 B.C. Ltd.

Effective October 26, 2009 the merger was completed with TPI, a Nevada corporation which was incorporated solely to effect a change in TPI’s name from “Technology Publishing, Inc. to “Nexaira Wireless, Inc.”.  The name change became effective with the OTCBB at the opening for trading on November 2, 2009 under the new stock symbol “NXWI”.

In connection with the closing of the Share Exchange Agreement, the officers of TPI resigned, with the Company’s officers and directors duly appointed.

Effective October 29, 2009, TPI entered into a Share Purchase Agreement with TPI’s former officer and director, whereby TPI divested Westside Publishing Ltd. as consideration for the cancellation of 40.8 million shares of TPI’s restricted common stock.

Conversion of Debt

TPI and 0793296 B.C. Ltd. (the “Assignor”) entered into an assumption agreement dated September 28, 2009, pursuant to which TPI assumed the indebtedness of the Assignor from the Company. On November 10, 2009 the Assignor assigned $1,600,000 of the indebtedness (the “Assigned Indebtedness”) to 15 investors (the “Assignees”).  Effective November 10, 2009 the Assignees and the Assignor converted the entire $1,600,000 of debt into 19,250,000 restricted shares pursuant to certain debt conversion subscription agreements.   The After the conversion of debt $350,000 remains outstanding under the convertible debenture agreement.

Stock Option Plan

On March 31, 2009, the Board of Directors of the Company canceled all options previously granted under the 2007 Plans, and adopted the 2009 Employee Stock Option Plan providing for granting of up to 6,500,000 stock options to eligible officers, directors, senior management, employees and consultants of the Company.   The new options were re-priced at an exercise price of $0.15, and retained their original issue dates and vesting schedules. The stock compensation expense related to this modification was $17,000. Total stock compensation expense included in selling, general and administrative expense for the nine months ended July 31, 2009 is $127,000, which includes amortization of the original grants, incremental increase related to the modification and new options granted during the period. Total unrecognized compensation expenses relating to outstanding as of July 31, 2009 is $248,000.

On September 28, 2009, pursuant to the Share Exchange Agreement, the Company approved a Stock Option Plan authorizing the grant of up to 15,000,000 stock options, the exercise of which is subject to shareholder approval.  Under the terms of the Stock Option Plan, and pursuant to the terms to the Share Exchange Agreement, the Company granted 8,400,000 stock options to its employees, officers, directors, and consultants effective October 8, 2009.

Stock Options and Warrants Granted

Subsequent to year end, pursuant to the Share Exchange Agreement dated September 28, 2009, the Company granted 1,129,034 stock options to 0793296 B.C. Ltd.  In addition, pursuant to the Share Exchange Agreement dated September 28, 2009, the Company granted 1,225,000 and 350,000 warrants to 0793296 B.C. Ltd. and 885084 Alberta Inc. respectively. Each warrant entitles the holder to purchase one share of common stock of the Company.

Bridge Credit Facility and Convertible Debenture

On November 7, 2008, the Company entered into a Loan Amending Agreement (“Agreement 3”) to the Credit Facility for a subsequent advance under the terms of the Convertible Loan Agreement.   No amounts remain outstanding under the Credit Facility.   The Lender is entitled to convert principal and accrued interest thereon into one share of common stock for every $0.31.  In addition, under Amendment 3, the Company canceled the stock option agreement issued under Amendment 1 on July 3, 2008.  The Company issued a new stock option agreement to purchase up to 645,162 shares of common stock at the exercise price of $0.31.  The option expires two years from date of Amendment 3, or November 7, 2010.

On November 24, 2008 and January 26, 2009 the Company borrowed an additional $150,000 and $200,000 under the Convertible Debenture Agreement, for total borrowings of $1,350,000 (the “Pre-March Advances”).  On March 27, 2009, the Company borrowed an additional $600,000 (the “March Advance”) under the Convertible Debenture agreement.

On June 29, 2009, the Company entered into a Loan Amending Agreement (“Agreement 4”) to revise the conversion price of the outstanding principal and accrued interest thereon into one share of common stock for every $0.20 for the Pre-March advances.   Amendment 4 provides for conversion of the March advance into one share of common stock for every $0.10.    Amendment 4 further revises the expiration date of the Lender’s right to convert outstanding principle into shares of the Company’s company stock conversion date to June 30, 2010.

In consideration of the Lender entering into Amendment 4, the Company granted the Lender warrants to purchase up to 500,000 shares of the Company’s common stock at a purchase price of $0.10 per share for period of two years from the issuance date of the warrants.

In addition, as further consideration for the Lender entering into Amendment 4, the Company agreed to re-price the Stock Options granted November 7, 2008 to purchase 645,162 common stock of the Company to $0.20 per share, exercisable at any time with two years from November 7, 2008.

As of November 10, 2009, $1,950,000 was outstanding under the convertible debenture agreement.    The Lender converted $1,600,000 into 19,250,000 restricted shares of the Company’s common stock at a conversion price of $0.083117 per share in connection with the   Share Exchange Agreement entered into with Technology Publishing, Inc. effective September 29, 2009.   The Conversion price was determined based on the average conversion price of the Amendment 4 revision price of every $0.20 for the Pre-March advances and $0.10 conversion price for the March advance, or $0.15, and 11,000,000 shares based on total debt of $1,600,000 converted.    Under the Share Exchange Agreement with TPI all shareholders, optionees and warrant and debt holders received 1.75 for 1 ratio for total shares of 19,500,000.   See   Note 13 - Subsequent Events: Share Exchange Agreement - Technology Publishing, Inc.

After the conversion of debt $350,000 remains outstanding under the convertible debenture agreement.

Working Capital Loans from Related Parties

On July 9, 2009, 0793296 B.C. Ltd. advanced $50,000 for short-term working capital needs.  The loan bears interest at 12% per annum and is payable quarterly commencing October 1, 2009.  Interest increases to 15% per annum after this date until the loan is repaid.

In October, 2009 0793296 B.C. Ltd advanced $260,000 for short-term working capital needs under promissory note agreements.  The notes bear interest at 18% per annum and are payable quarterly commencing January 2010.

On August 27, 2009, the Board of Directors approved the borrowing of funds through a factoring company (the “Factoring Co.”) for working capital needs.  The proceeds are funded by 0840386 B.C. Ltd. and/or its nominees 0793296 B.C. Ltd, and 0885084 Alberta Inc., a company related to the Company’s Chief Executive Officer, Chief Financial Officer, and other third party investors.   The funds advanced under the terms of the factoring agreement bear a factoring fee of 2% per month.  The Company has received three advances for total of $362,395 under the agreement, which remain outstanding.

The Company issued warrants to the Factoring Co. to purchase up to 400,000 shares of the Company’s common stock for eighteen months from the date of investment at $0.20 per share.

Note Payable to Vendor

On March 10, 2009 the Company entered into a Memorandum of Workout Agreement and Secured Promissory Note Agreement with a key supplier (the “Supplier”).    Under the terms of the agreement the Company converted $938,296 of accounts payable due to the Supplier into a short-term note payable.    The Secured Promissory Note Agreement (the “Note Agreement”) called for four consecutive monthly payments of $200,000 payable beginning March 31, 2009, with final payment of $138,296 payable on July 31, 2009.   The Note Agreement bears interest of 10% per annum, payable monthly in arrears.   The interest increases to 12% per annum in event of default.   The Memorandum of Workout Agreement also established new credit line terms for inventory purchases for up to $500,000.     The Note Agreement is secured by the Company’s entire inventory acquired from the Supplier prior to and after the date of the Note Agreement.  The Note Agreement is subordinated to the Convertible Debenture due 0793296 B.C. Ltd.  Payments under the Note Agreement totaled $300,000 through September 30, 2009, with $638,296 outstanding under the Note Agreement.  As of July 31, 2009 $357,000 was outstanding under the credit line.

On September 30, 2009, the Company entered into an Amended and Restated Workout Agreement and Amended and Restated Secured Promissory Note Agreement (the “Amended Note Agreement”) with the Supplier for total principal due of $935,296 which comprises of $638,296 outstanding under the original Note Agreement and $357,000 due under the credit line, less the first payment due of $60,000.   Payments of $60,000 are due at the end of each month until the Amended Note Agreement matures on March 31, 2011, or the Company prepays the balance due, whichever occurs first.

In connection with the Amended Note Agreement the Company issued warrants to purchase up to 1,312,500 shares of the Company’s common stock at exercise price of $0.20 per share.  The warrants expire September 30, 2011and provide for rights in event of change in ownership or share price the Supplier will receive the same.

Deferred Consulting Fees

Effective November 1, 2008 the Board of Directors approved increase of the Chief Executive Officer and Chief Financial Officer consulting fees, currently paid under the amended Consulting Agreement entered into by the Company on June 1, 2008 with Level 10.  See Note 9 – Related Parties.  The Officers agreed to defer the increase until additional funding is raised by the Company.   As of the date of this report total deferred salaries outstanding is $204,102.

14.

QUARTERLY FINANICAL INFORMATION (unaudited)

The following sets forth the Company’s unaudited interim consolidated balance sheet as of July 31, 2009, statements of operations and cash flows for the nine months ended July 31, 2009 and 2008.  This information is unaudited and has been prepared on the same basis as the annual consolidated financial statements.  In the Company’s opinion, this information reflects all adjustments necessary for a fair presentation of the periods presented.  The operating results for any quarter are not necessarily indicative of results for any future period.

14.

QUARTERLY FINANICAL INFORMATION (unaudited), Continued

NEXAIRA INC. AND SUBSIDIARY

Consolidated Balance Sheet

July 31, 2009
(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$208,862
Accounts receivable, net	127,518
Inventories, net	1,220,522
Income tax receivable	110,140
Prepaids and other current assets	283,930
Total current assets	1,950,972
Property and equipment, net	254,657

Other assets:
Software development costs	909,714
Patents and trademarks	79,545
Total other assets	989,259
TOTAL ASSETS	$3,194,888

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Note payable to vendor	$688,770
Convertible debenture	1,950,000
Notes payable to shareholders	232,942
Accounts payable	895,243
Accrued expenses and other current liabilities	477,568
Current portion of long-term debt	30,721

Total current liabilities	4,275,244
Long-term debt	60,847
Total liabilities	4,336,091

Commitments and contingencies

Shareholders’ deficit:
Common stock, $.001 par value
Authorized shares – unlimited
Issued and outstanding – 8,851,007	1,650,716

Accumulated deficit	(2,728,612)
Other comprehensive loss:
Foreign exchange translation	(63,307)

Total shareholders’ deficit	(1,141,203)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,194,888

See footnotes discussed above for the years ended October 31, 2008 and 2007 for discussion related to current period items.

14.

QUARTERLY FINANICAL INFORMATION (unaudited), Continued

NEXAIRA INC. AND SUBSIDIARY

Consolidated Statements of Operations

	For the Nine Months
	Ended July 31,
	2009	2008
	(UNAUDITED)
Revenues:
Products	$4,432,246	$8,756,275
Services	9,680	239,633
Total revenues	4,441,926	8,995,908

Cost of revenues:
Products	3,272,572	7,061,752
Services	1,750	147,329
Total cost of revenues	3,274,322	7,209,081

Gross profit	1,167,604	1,786,827

Operating expenses:
Research and development	256,069	323,039
Selling, general and administrative	2,962,860	2,208,110
Total operating expenses	3,218,929	2,531,149
Loss from operations	(2,051,325)	(744,322)
Other (expense) income:
Interest and other income	17,445	126,854
Interest and other expense	(243,124)	(137,822)

Total other (expense) income	(225,679)	(10,968)
Loss from operations before income taxes	(2,277,004)	(755,290)
Income tax provision	1,100	3,388
Net income	$(2,278,104)	$(758,678)

Per share data:
Weighted average shares outstanding used in computation of basic and diluted net(loss) income per share:	7,315,221	5,323,117
Basic and diluted

Net (loss) income per share:
Basic and diluted	$(0.31)	$(0.14)

.

See footnotes discussed above for the years ended October 31, 2008 and 2007 for discussion related to current period items.

14.

QUARTERLY FINANICAL INFORMATION (unaudited), Continued

 NEXAIRA INC. AND SUBSIDARY

Consolidated Statements of Changes in Shareholders’ Equity

(UNAUDITED)

			Accumulated
			Other			Comprehensive
				Retained
	Common Stock		Comprehensive	Earnings		Income
	Shares	Amount	Income (Loss)	(Deficit)	Total	(Loss)

BALANCE OCTOBER 31, 2007	5,500,202	$339,244	$(58,965)	$580,486	$860,765	-
Issuance of common shares in connection with convertible debt	3,225,807	1,000,000	-	-	1,000,000	-

Issuance of additional shares in connection with repricing shares previously issued in conversion of convertible loans	124,998

Issuance of stock options in connection with amendment of with amendment of convertible debenture		28,000			28,000

Stock based compensation		131,171			131,171

Net loss				(1,030,994)	(1,030,994)	$(1,030,994)
Foreign exchange translation			46,215		46,215	46,215
Total comprehensive loss						$(984,779)

BALANCE OCTOBER 31, 2008	8,851,007	1,498,415	(12,750)	(450,508)	1,035,157
Stock-based compensation		126,495			126,495

Repricing of stock options in connection with amendment of convertible debenture		25,806			25,806

Net loss				(2,278,104)	(2,178,104)	$(2,178,104)
Foreign currency translation			(50,557)		(50,557)	(50,557)
Total comprehensive loss	-	-	-			$(2,228,661)
BALANCE JULY 31, 2009	8,851,007	$1,650,716	$(63,307)	$(2,728,612)	$(1,140,203)

See footnotes discussed above for the years ended October 31, 2008 and 2007 for discussion related to current period items.

14.

QUARTERLY FINANICAL INFORMATION (unaudited), Continued

NEXAIRA INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Nine Months
	Ended July 31,
	2009	2008
	(UNAUDITED)
Cash flows from operating activities
Net loss	$(2,278,104)	$(758,679)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	103,281	54,345
Loss on disposal of fixed assets	9,141	-
Provision for bad debts	19,000	-
Provision for inventory obsolescence	91,831	-
Warranty reserve	25,000	-
Stock-based compensation expense	126,495	89,337
Accretion of discount on debt	44,623	2,183
Changes in operating assets and liabilities
Accounts receivable	986,070	469,689
Inventories	133,112	1,001,282
Prepaids and other current liabilities	(185,775)	149,109
Accounts payable	401,387	(2,069,856)
Accrued expenses and other current liabilities	151,814	(295,558)
Net cash used in operating activities	(372,126)	(1,358,148)
Cash flows from investing activities
Purchases of property and equipment	(61,146)	(30,731)
Software development costs	(593,897)	(93,301)
Patents and trademarks	(56,624)	-
Net cash used in investing activities	(711,667)	(124,032)
Cash flows from financing activities
Net proceeds from convertible debenture	950,000	714,332
Net proceeds from borrowings from related parties	232,942	-
Repayment of note payable to vendor	(250,000)	-
Repayment of long-term debt	(11,430)	(58,288)
Repayment of notes payable to shareholders	-	(37,967)
Net cash provided by financing activities	921,512	618,077

Effect of exchange rate changes on cash	(50,557)	14,595

Net decrease in cash and cash equivalents	(212,838)	(849,508)
Cash and cash equivalents at beginning of period	421,700	1,174,541
Cash and cash equivalents at end of period	$208,862	$325,033

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for interest	$117,854	$58,103

Cash paid for income taxes	$15,102	$2,620

Non-cash financing activities:

Repricing of stock options in connection with amendment of convertible debenture	$25,806	-

Issuance of stock options in connection with amendment of convertible debenture	-	$28,000
Accounts payable transferred to notes payable to vendor	$938,770	-
Accounts receivable, property and equipment, and prepaids transferred to shareholders in conjunction with repayment of shareholder loans	-	$125,027

See footnotes discussed above for the years ended October 31, 2008 and 2007 for discussion related to current period items.